UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2017

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On November 17, 2017, The Southern Company (the “Company”) entered into an Underwriting Agreement covering the issuance and sale of $450,000,000 aggregate principal amount of its Series 2017B 5.25% Junior Subordinated Notes due December 1, 2077 (the “Series 2017B Junior Subordinated Notes”). The Series 2017B Junior Subordinated Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-202413) of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

1.3
Underwriting Agreement relating to the Series 2017B Junior Subordinated Notes, dated November 17, 2017, among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.4	Fifth Supplemental Indenture to the Subordinated Note Indenture dated as of November 22, 2017, providing for the issuance of the Series 2017B Junior Subordinated Notes.

4.9	Form of the Series 2017B Junior Subordinated Note (included in Exhibit 4.4 above).

5.1	Opinion of Troutman Sanders LLP relating to the Series 2017B Junior Subordinated Notes.

8.1	Tax Opinion of Troutman Sanders LLP relating to the Series 2017B Junior Subordinated Notes.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).

23.2	Consent of Troutman Sanders LLP (included in Exhibit 8.1 above).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2017	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen
Assistant Secretary